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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-158782 on Form S-8 for the Abbott Laboratories 2009 Incentive Stock Program; Registration Statement Nos. 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178, 333-109250, 333-124850, and 333-158782 on Form S-8 for the Abbott Laboratories 1996 Incentive Stock Program; Registration Statement Nos. 333-74220, 333-102179, 333-124851, 333-153200, and 333-169886 on Form S-8 for the Abbott Laboratories Deferred Compensation Plan; Registration Statement Nos. 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180, 333-109253, 333-124849, 333-141116, 333-153198, and 333-169888 on Form S-8 for the Abbott Laboratories Stock Retirement Program and Trusts; Registration Statement No. 333-158124 on Form S-8 for the Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended, the 2004 Stock Incentive Plan, as amended and restated, the Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan, the VISX, Incorporated 2001 Nonstatutory Stock Option Plan, the VISX, Incorporated 2000 Stock Plan, the VISX, Incorporated 1995 Director Option and Stock Deferral Plan, as amended and restated, and the VISX, Incorporated 1995 Stock Plan, as amended; and Registration Statement Nos. 333-109132, 333-132104, 333-157290, and 333-158128 on Form S-3 of our reports dated February 18, 2011, relating to the financial statements and financial statement schedule of Abbott Laboratories and subsidiaries (which report relating to the financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of a new accounting standard in 2009) and the effectiveness of Abbott Laboratories' internal control over financial reporting appearing in this Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 18, 2011

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  Exhibit 23.1